Exhibit 10.16

MANUFACTURING SERVICES AGREEMENT

This AGREEMENT is entered into as of the 23rd day of November, 2016 by Paramit Corporation, a California corporation (referred to in this Agreement as “Paramit” or “Supplier”), and Quanterix, Inc., a Delaware corporation (referred to in this Agreement as “Customer”).  Each of Paramit and Customer may be referred to herein as a “Party” and are jointly referred to as the “Parties.”

RECITALS

WHEREAS, Customer intends to develop and commercialize certain products and wishes to contract with a contract manufacturing organization for the further refinement, manufacture and supply of such products; and

WHEREAS, Paramit has manufacturing and related services experience and expertise and owns a facility that is or would be suitable for production of such products; and

WHEREAS, Customer desires to retain Paramit as a supplier of the Product (as defined below), and Supplier desires to supply such Product and perform services for Customer on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants of the Parties hereinafter set forth, the Parties hereto agree as follows:

1.                                      DEFINITIONS

Deterministic Acceptance Criteria:  Paramit procures material to Customer Specifications, assembles and tests finished assemblies and Product also to Customer Specifications.  An acceptance criterion that directly evaluates the functional performance of the Product to the Customer Specifications is called “deterministic”.  Non acceptance will point to a particular part or function as being defective or inoperative.  Examples:  Pressure test, repeatability of a positioning system, bearing pre-load measurement etc.  To contrast, an example of a non-deterministic criterion would be one where the customer’s application software fails but it does not point to any failing part of the machine.  The particular test might fail owing to establishment of specification limits that are tighter than what the machine design is capable of delivering, or the variance in the consumables.  Another example would be when the customer constructs a test whose result is a derivative of several parameters and therefore a failure of this test may not indicate where the problem lies or whether there is a problem at all.

“Acceptance Period” means [***] after shipment of Product from Paramit.

“Calendar Quarter” means each period of three consecutive calendar months ending on March 31, June 30, September 30 or December 31.

Form:  SAL-F-0024  Rev 04

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Calendar Year” means each successive period of twelve months commencing on January 1 and ending on December 31; provided that the first Calendar Year shall be deemed to commence on the Effective Date and end on the December 31 thereafter, and the last Calendar year will commence on January 1 of such year and end on the date of expiration or termination of this Agreement.

“Customer Specifications” mean a detailed description of the functional and technical specifications for each Product, including BOMs, drawings, dimensions, manufacturing instructions, required performance characteristics, quality control tests, Deterministic Acceptance

Criteria, packaging and labeling instructions for each Product that is provided to and accepted by Paramit and are in effect at the time of Paramit’s commencement of manufacture of a Product.

The Specifications for each Product may be amended, from time to time, by written agreement of the parties; written agreement to amend Customer Specifications shall not be unreasonably withheld by either Party.

“ECO” means an engineering change order approved by the Parties as set forth in Article 13.

“Effective Date” means the date the Customer issues the first purchase order to Paramit for the Product or for NRE work.

“End User’’ means Customer’s customer and Customer’s third party distributor’s customer who ultimately purchase and operate the Product.

“FRU” means field replaceable unit manufactured by Paramit or other 3rd party suppliers that is considered a subsystem of the Product that can be purchased separately by Customer.

“Inventory” means, with respect to Products work in process (if any) and/or finished goods (if any) and not Materials.

“NREs” means non-recurring expenses associated with a Product, and include tooling, stencils, test fixtures, and test programs.

“Materials” refers to goods of the type listed on Customer’s bill of materials.  By way of example, materials may include resistors, capacitors, coils, integrated circuits, BGA’s, FPGA’s, power supplies, printed circuit boards, sheet metal, plastics, cases, fasteners, labels, cabling, connectors, grommets, and customer-specified packaging.

“Particular Purchase Order Terms” means the following terms in Customer’s purchase order:  the identification of the Product to be manufactured, Customer’s specifications and specific revision, the price per item of such Product as established under Article 2 and Exhibit B of this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement, the quantity of Product that Paramit is to manufacture, the date or dates of shipment, and the “ship to” address (provided that the “ship to” address may be provided at a date after the purchase order is accepted).  In the case of a purchase order for NREs, the term “Particular Purchase Order Terms” means the following terms in the Customer’s purchase order:  the identification of the NREs, the charge for the NREs and the descriptions of goods, services and other deliverables covered by the NREs.  The terms and conditions of Customer’s purchase order other than the Particular Purchase Order Terms are not part of any contract between Paramit and Customer.

“Product” means the Quanterix Simoa product as described by the Customer’s Specifications and all subsequent revisions.

“Product Price” means the amount to be paid for each individual product as determined in Article 2 and Exhibit B.

“Spare Part” means any individual component in the bill of materials for the product that can be purchased by customer as an individual component for the purpose of field service repair.

“Warranty Period” means thirteen (13) months from the shipment of Product or FRU.

As used in this agreement, the word “include” and its variants are used to illustrate and not to limit.  Thus, the word “including” means “including (but not limited to).”The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise expressly indicated in the accompanying text.  The use of “or’’ is not intended to be exclusive unless otherwise expressly indicated in the accompanying text.  The defined terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  A reference to documents, instruments or agreements also refers to all addenda, exhibits or schedules thereto.

2.                                      BASIC AGREEMENT

(a)           Paramit agrees to manufacture and sell, and Customer agrees to buy and pay for, the Product on the terms set forth in this Agreement and the Particular Purchase Order Terms for the Product.

(b)           Paramit shall accept all purchase orders issued by Customer, provided that (i) Customer is not in breach of this Agreement, (ii) the purchase order is consistent with the agreed pricing, quoted quantities, lead times and payment terms, (iii) components and parts are in Paramit’s possession or available in the market.

(c)           Paramit agrees to manufacture and test Product [***].  This means that the price of the Product will be determined as described in Exhibit B.  If Deterministic Acceptance Criteria for

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Product has not been established, Paramit cannot predict labor times.  Any additional re-work activity over and above the quoted labor amounts or shipping back and forth to Customer will be charged to Customer separately at standard Paramit rates.

(d)           Paramit agrees to manufacture and test FRUs [***].  This means that the price of FRUs will be determined as described in Exhibit B.

(e)           Paramit agrees to sell Spare Parts [***].  This means that the price of Spare Parts will be determined as described in Exhibit B.

(f)            Paramit agrees that the pricing in this Agreement is based on transparency and Customer’s visibility into cost.  Therefore, Paramit agrees to provide a costed BOM to Customer.

(g)           The Price of Product, FRUs and Spare Parts will be reviewed at least annually.  However, this will be done more frequently during the pilot phases and the first Calendar Year of production.  Either Party can initiate a cost review if a significant change in cost has occurred.

(h)           Cost of materials and components are based on quote(s) provided to Customer and after acceptance via issuing PO for product(s), such materials costs will be entered into Paramit system as “standard cost”.  Subsequently, if any new part is added or deleted to the Bill of Material (BOM), Paramit will have to quote it by employing provided quantity usage at the time.  Similarly, Paramit will purchase materials from Customer based on established “standard cost” and not necessarily the cost Customer might have paid for at higher volume than purchase orders placed with Paramit.

3.                                      PRODUCT ACCEPTANCE.

(a)           During the Acceptance Period, Customer may test the Product with the same Deterministic Acceptance Criteria used by both Customer and Paramit.  The Product is deemed accepted by the Customer after the expiration of the Acceptance Period.  Product acceptance and expiration of the Acceptance Period has no effect on Customer’s rights to make a Warranty claim.

(b)           Customer shall have the right to audit any Paramit facility at which the Product, or any component of the Product, is manufactured.  Each audit shall be conducted during Paramit’s normal business hours, upon reasonable prior written notice to Paramit (“reasonable”, for purposes of this provision, shall, unless circumstances dictate otherwise, be ten (10) business days, shall last no longer than two (2) business days, and shall consist of no more than two (2) representatives from Customer, such representatives being individuals that are reasonably acceptable to Paramit).  During an audit, Customer’s representatives will be escorted at all times by Paramit personnel and confined to limited area where the Product is manufactured.  The audit activities will be strictly confined to manufacturing and quality related activities of the Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.                                      RETURNS, REPAIR AND REPLACEMENT.

(a)           During the Warranty period for a Product, Customer may inspect and test the Product with the same identical test that is provided to Paramit for manufacture of Product and may return or repair in the field, in accordance with this Agreement, any Product found not to conform to Customer’s Specifications or to be defective in materials or workmanship.

(b)           To return a Product, Customer must give to Paramit written notice during the Warranty Period in accordance with Exhibit A, REPAIR/ UPGRADE TERMS AND CONDITIONS.  Paramit acknowledges that time is of the essence with regard to repairs and will promptly repair or replace returned Product, at Paramit’s option, and will deliver the repaired or replaced Product freight pre paid.  If Paramit is unable to make the repair or replacement within a commercially reasonable period of time, Paramit will refund the price paid for such Product or cancel the obligation to pay for such Product.

(c)           The provisions of this paragraph apply to the repaired or replaced Product, for which the Acceptance Period and Warranty Period will recommence on redelivery of such repaired or replaced Product,)and a like procedure for newly discovered defects.  Thus, if a product is rejected because of a defect and Paramit provides a replacement product, the Acceptance period and Warranty Period for the replacement Product will start with Customer’s receipt of the replacement Product.

(d)           lf Customer returns Product to Paramit under this section, but the Product conforms to Customer’s Specifications and the Product contains no other defect, Customer will bear all the risk and expense associated with the return, including all shipping expenses both ways, plus Paramit’s charges for testing in accordance with this Agreement.

(e)           Defects in Materials will be covered by their respective manufacturers’ warranties.  Customer will pay for shipping the product to Paramit and back to Customer.  If Paramit is unable to repair or replace such Product within a commercially reasonable period of time, Paramit will refund the price paid for such Material.  Paramit’s obligation to repair or replace (or refund the price) is conditioned on Customer’s making a claim in writing to Paramit no later than 30 days after the defect in materials first manifests itself.  Paramit has no obligation with respect to a defect in Materials that manifest itself after the expiration of the component manufacturer warranty period.  The foregoing warranty does not-apply to Materials supplied or consigned to Paramit by or at the direction of Customer, however, Paramit is responsible for commercially reasonable process for storage and handling of Materials supplied or consigned under its care, custody and control.  The obligations set forth in this paragraph are Paramit’s sole and exclusive obligations with respect to a defect in Materials.  Upon request, Paramit will assign to Customer rights under warranties made by suppliers of Materials that are used in the product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)            With mutual agreement, Paramit will investigate claims of failed Materials, where the failure rate is greater than [***] for commodity parts measured over one quarter, and all failures of custom parts.  Additionally, Customer may, at its option, issue a written Corrective Action Request (CAR) to Paramit.  If Customer issues a CAR, Paramit shall acknowledge receipt of the CAR no later than the close of business the next business day.  Paramit’s response to a CAR shall be organized in a mutually agreeable format.  Within 10 business days from the receipt of a CAR, Paramit shall develop and submit to Customer a plan to identify and solve the root cause for nonconformity to Customer’s Specifications or for Product defect.

(g)           The rights and obligations of Customer with respect to any warranty claim are set forth in this section 4; Customer shall not offset any claim for damages for any defective Product against payments otherwise due Paramit, provided that Customer may not withhold payment due for such Product until the repair or replacement of such defective Product is complete.

(h)           Customer will notify Paramit before returning any Products that may have been contaminated with hazardous materials.  Customer will decontaminate all internal & external sections of products destined to return to Paramit, including tubes, waste tanks and other similar hazardous material pathways and remove all fluid and solid substances, as well as disposable parts from the device prior to return to Paramit.  Customer will provide product identification information such as device serial number at the time of requesting RMA number.

(1)                                 Customer shall not return any instruments to Paramit that may be contaminated with viable biological agents, harmful quantities of hazardous chemicals, or radioactive materials.  Customer understands and agrees that decontamination is critical to issues of health and safety.  Customer represents and warrants to Paramit to perform and complete all decontamination requirements prior to returning any such Product to Paramit.

(2)                                 Customer hereby assumes all responsibility and liability for, and shall defend and indemnify Paramit against injury or damage incurred by Paramit and its employees, contractors, and/or agents that result directly or indirectly from the Customer’s breach of this representation and warranty.

(3)                                 Customer accepts that Paramit has no obligation to repair, service, or transport any product if it is determined that the product is contaminated.

(4)                                 Customer shall comply with applicable FDA and CDPH (California Department of Public Health) decontamination laws when returning any Product under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.                                      WARRANTIES.

(a)           Subject to the limitations set forth in this agreement, Paramit represents and warrants to Customer that:

(1)                                 Title to each Product will be good and on deliver of Product to Customer, Customer shall hold good title to the Product.  The foregoing warranty does not apply to materials supplied to Paramit by, or at the direction of, the Customer.

(2)                                 Each Product will be delivered free from any security interest or other encumbrance created by Paramit.

(3)                                 Paramit will not infringe any patent, copyright, trade secret, trade-mark, maskwork, or other intellectual property right of a third party in manufacturing the product.

(4)                                 Subject to the limitations set forth in this Agreement, Paramit warrants to Customer that:  (i) product will be manufactured in accordance with Customer’s Specifications.  (ii) Product will be manufactured in accordance with IPC-A-610, Acceptability of Electronic Assemblies, Class 3 standards in effect at the time of manufacture unless otherwise specified in Customer’s specifications.  (iii) As of the Effective Date, Paramit is ISO 13485 certified and Paramit will maintain that certification at all times relevant to the manufacture and delivery of Product.

(5)                                 Product will be free from defects due to manufacturing process or defects in workmanship during the Warranty Period.

(6)                                 Paramit will use commercially reasonable efforts to make warranty claims on Materials suppliers that Paramit purchases materials from for the manufacture of the Product for the benefit and to the account of the Customer.

(b)           Notwithstanding the foregoing and without compromise of the representations and warranties given in 5 (a) (1) through 5 (a) (6), any representation and warranty by Paramit against defects (whether set forth in this section, another section, or implied by law) and any obligation by Paramit to repair or replace product (or to refund the purchase price) does not apply to the following:

(1)                                 Any product that has been misused, damaged, or altered after shipment or that is damaged in shipping.  Misuse includes improperly handling static-sensitive electronic devices or an attempt by any unauthorized third party to repair the product.  Paramit and Customer acknowledge that the Customer plans to use its own personnel as well as its agents for repair of the product in the field and that a Service Plan will be jointly developed to authorize Customer and its agents to service the Product before Customer and its agents can service the instrument

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

without invalidating the Product warranty.  This authorization will not be unreasonably withheld by Paramit.

(2)                                 Materials consigned or supplied by Customer, or purchased from unauthorized brokers at the direction of Customer.

(3)                                 Defects resulting from compliance with Customer Specifications, except for those manufacturing process and workmanship standards developed by Paramit for Customer.

(c)           Paramit has no responsibility if Customer’s Specifications fail to comply with any governmental regulation or industrial specification, except as described in 5(a)(4), or if the product manufactured to Customer’s Specifications fail to meet the requirements of Customer’s customer or the end user.

(d)           THE WARRANTIES MADE BY PARAMIT IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES OF PARAMIT.  PARAMIT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.                                      LIABILITY FOR EXCESS MATERIALS

(a)           Customer acknowledges that the cost of materials ordered or purchased by Paramit, but not used or consumed in the manufacture of product, is ultimately to be borne by Customer.  Customer acknowledges that such cost has not been included in Paramit’s quote to Customer and is not reflected in the price of the product.

(b)           Every month, Paramit will review Customer’s purchase orders for Product and the Materials on hand and on order that Paramit has allocated to manufacturing the Product.  If Paramit reasonably determines that it will not use or consume a quantity of Materials for Product that will be shipped within 90 days of Paramit’s review or within lead time of the Product, whichever is greater, then that quantity of such Materials that Paramit determines that it will not so use or consume are referred to in this Agreement as “Excess Materials”.  In order to keep the Customer continuously informed of the Excess Materials:  Paramit will submit to the customer the exact amount of Excess Materials generally before the 10th of every month.  Customer will review and seek clarifications if needed and acknowledge the Excess Material liability within 10 days of receipt.  Subsequently, Customer shall issue a PO for Excess Materials to Paramit within 20 days of the original submittal.  Customer will purchase Excess Materials from Paramit on request at the Materials Cost, subject to the requirements of this Article 6.

(c)           Customer acknowledges that Paramit may order or purchase more materials to manufacture the Product than will be used or consumed in the manufacture of the product, which can result in Excess Materials that Customer must purchase.  In the event that the expected

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

excess value of the component exceeds [***] at the time of purchase, then Paramit will obtain Customer’s written approval prior to ordering component.  Paramit will order more materials than are required to manufacture the product for the benefit of the Customer and only because of:

(1)                                 Minimum order quantity or the package size for the materials (e.g., a package contains 12 parts and an order for 100 products requires 9 packages of parts).

(2)                                 Parts come on reels or tapes (which are entirely non-returnable once the reel or tape has been broken).

(3)                                 Safety stock required by Customer.

(4)                                 A lower price may be available from a supplier for a larger than needed quantity.

(5)                                 Customer’s engineering change order, order reduction, or order cancellation may result in such materials becoming Excess Materials.

(d)           The term “Materials Cost” means the amount paid or payable (including freight, insurance, and safes or use tax) by Paramit to its suppliers for Materials used or to be used for the Product that are non-returnable or non-cancelable.  For Excess Materials that are returnable to the supplier and Customer has requested Paramit to return the materials, the reduced liability to the Customer will net restocking fees, freight, cancellation fees, and other charges by third parties associated with Paramit’s returning Materials or cancelling orders for Materials as well as any third party fees or charges associated with disposing of Materials that Paramit disposes on behalf of Customer.

(e)           When Customer is obligated to purchase Excess Materials, Customer will pay Paramit an amount equal to the Materials Cost for such excess materials plus an amount equal to [***] of such materials cost (“Excess Materials Purchase Price”).

(f)            Paramit will use commercially reasonable efforts to mitigate Customer’s liability for Excess Materials to the extent allowed by suppliers or vendors but any imposed limitations on such mitigations will not reduce Customer’s liability for Excess Materials.  Where feasible, Paramit will:

(1)                                 Reallocate materials that are part of Excess Materials to other Paramit jobs that, in Paramit’s sole discretion, could use such Materials.  In that event, Customer will have no liability to Paramit for the Materials so reallocated.  Customer acknowledges that Materials that are custom-made for Customer will not be reallocated to other Paramit jobs and will constitute Excess Materials.

(2)                                 Return Materials that are part of Excess Materials to Paramit’s suppliers to the extent permitted by the suppliers.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3)                                 Cancel orders for materials that are part of Excess Materials to the extent that orders are cancelable.  Customer acknowledges that orders for Materials that are custom for Customer may be non-cancelable and such orders will be part of Excess Materials.  Customer acknowledges that orders for Materials that are not custom for Customer may none the less be non-cancelable and in that case such orders will be part of Excess Materials.

(g)           Within 10 days of Paramit’s requesting Customer to purchase the Excess Materials and notifying Customer of the details of the Excess Materials and the Excess Materials Purchase Price, Customer will issue its purchase order to purchase the Excess Materials for the Excess Materials Purchase Price.  Payment terms are net 30.

(h)           After the Customer has paid the Excess Materials Purchase Price, then, if Customer so requests, Paramit will deliver the Excess Materials to Customer at Customer’s expense FOB Paramit shipping dock.  If Customer does not wish to take delivery of the Excess Materials, or if Customer fails to pay in a timely manner the Excess Materials Purchase Price, Paramit will store the Excess Materials for a period not to exceed 90 days from the date payment of the Excess Materials Purchase Price was due.  All risk of loss to Excess Materials, whether shipped or stored at Paramit, will be borne by Customer.  If Paramit notifies Customer to pick up Excess Materials being stored by Paramit and Customer fails to do so within 30 days of such notification, Paramit is permitted to ship material to Customer’s notice address, freight collect.

(i)            Paramit may purchase Customer owned Materials/ Excess Materials, solely based on demand consumption rate of issued POs to Paramit and Paramit will pay Customer accordingly.  Paramit solely, at its discretion may choose to transfer Customer’s usable, non-obsolete Materials/ Excess Materials to a consigned warehouse, designated to Customer at Paramit; the consigned warehouse is netable against Materials Requirement Planning (MRP) and will prompt Paramit to use such Materials / Excess Materials for any new demand.  Paramit system will record transaction usage; Purchase Orders will be issued to Customer monthly.

7.                                      LIABILITY FOR EXCESS INVENTORY.

(a)           Customer acknowledges that Paramit’s pricing of the product is based on shipping Product promptly after manufacture and being paid in a timely manner.

(b)           Once a month, Paramit will review Customer’s purchase orders and the Product Inventory that Paramit has on hand.  If Paramit determines that Paramit has Product Inventory on hand that is not covered by open purchase orders and Paramit will not ship within 90 days of Paramit’s review or within the lead time of the Product, whichever is greater, then that portion of the Product Inventory on hand that Paramit determines that it will not so ship is referred to in this agreement as “Excess Inventory.” Customer acknowledges that Customer’s modification or cancellation of its purchase order may result in part or all the Product Inventory on hand not

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

being shipped within 90 days of such modification or cancellation and thereby becoming Excess Inventory that Customer must purchase.  In order to keep the Customer continuously informed of the Excess Inventory:  Paramit will submit to the customer the exact amount of Excess Inventory, generally before the 10th of every month.  Customer will review and seek clarifications, if needed and acknowledge the Excess Inventory liability within 10 days of receipt.  Subsequently, Customer shall issue a PO for Excess Inventory to Paramit within 20 days of the original submittal.  Customer will purchase Excess Inventory from Paramit on request.

(c)                                  The term “Excess Inventory Purchase Price” means, with respect to Excess Inventory Product that is finished goods, the Product Price for the Product set forth in the purchase order.  The term “Excess Inventory Purchase Price” means, with respect to Excess Inventory that is work in process, the Purchase Price for the product set forth in the purchase order less the value of uncompleted work.  The value of uncompleted work is the value of the test labor and assembly labor that have not been expended on the work in process.

(d)                                 Within 10 days of Paramit’s requesting Customer to purchase the Excess Inventory and notifying Customer of the details of the Excess Inventory and the Excess Inventory Purchase Price, Customer will issue its purchase order to purchase the Excess Inventory from Paramit for the Excess Inventory Purchase Price.  Payment terms are net 30.

(e)                                  After Customer has paid the Excess Inventory Purchase Price, then, if Customer so requests, Paramit will deliver the Excess Inventory to Customer at Customer’s expense.  If Customer does not wish to take delivery of the Excess Inventory, or if Customer fails to pay timely the Excess Inventory Purchase Price, Paramit will store the excess inventory for a period not to exceed 90 days from the date the Excess Inventory Purchase Price was due.  All risk of loss to Excess Inventory paid for by Customer stored by Paramit will be borne by Customer.  If Paramit notifies Customer to pick up Excess Inventory being stored by Paramit and Customer fails to do so within 30 days of such notification, Paramit is permitted to destroy or otherwise dispose of the Excess Inventory, but any such destruction or disposition shall have no effect on Customer’s liability for the Excess Inventory purchase price or entitle Customer to any refund.  Customer will pay Paramit a storage fee equal to [***] of the Excess Inventory Purchase Price for each month (or part thereof) that Paramit stores the Excess Inventory after the date the Excess Inventory Purchase Price was due.

8.                                      PURCHASE ORDERS

(a)                                 After the building of Customer’s pilot Products and at least [***] or lead time whichever is greater, prior to the first day of each following Calendar Quarter, Customer will issue a Purchase Order for the products to be delivered in the following Calendar Quarter.

(b)                                 With mutual agreement of both Parties, Customer may issue a Purchase Order for Materials with lead times longer than [***] or greater, to provide liability coverage for those

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Materials as well as provide upside flexibility as described further in this Agreement.  Materials are to be used only in the manufacture of customers Product.

(c)                                  It is recommended that Customer places FRU and Spare Parts orders at the same time as ordering products to prevent Price Purchase Variance (PPV) and shipment delays due to lead time issues.  In the absence of a spares forecasting process, both Parties agree to develop such process.  Paramit shall not be expected to sell Components that have been purchased and designated for the manufacture of the products; as such requests may adversely affect product delivery dates and prevent Paramit from realizing planned revenue.

9.                                      ORDER FLEXIBILITY

(a)                                 Paramit welcomes increases in orders and or requests for earlier deliveries.  Paramit will make reasonable efforts to accommodate such changes.  Upon any such request, Paramit will promptly investigate lead times, component availability, and possible expediting fees imposed by vendors (or other third parties) and will advise Customer of feasible delivery dates and increased costs, if any.  The Parties will mutually agree on the increased number of units of Product or accelerated delivery dates based on then prevailing market conditions, including lead times, component availability, and expediting fees.  In negotiating such an agreement, Paramit will not seek to increase the Product Price and separately pass through to Customer increases in Materials Costs, including any expediting fees and overtime charges for after hours or weekend work requests.  For clarity, any incremental charges associated with increased orders will be accounted for at incremental actual cost incurred and no markup whatsoever will be charged.  For example, a supplier to Paramit is required to work overtime to meet a request to expedite a Material.  The normal labor rate is $10.00 per hour and the overtime rate is time-and-a-half or $15.00 per hour.  The labor content of the Material is one hour.  Therefore, the Customer will pay the Product Price and be charged separately for $5.00 (the incremental actual cost incurred).

(b)                                 Customer may defer delivery of [***] of Product one time for each Product order, only if the Product original ship date is more than [***] away and such deferral can be no more than [***] and Customer will pay for the remaining Products in accordance with this Agreement.  However, within 12 months of the first Product shipment after pilot builds, Customer may defer delivery of [***] of Product one time for each Product order, only if the Product original ship date is more than [***] away and such deferral can be no more than [***] and will pay for the remaining Products in accordance with this Agreement.

(c)                                  With mutual agreement, Customer can reduce lead time and increase flexibility by placing additional Purchase Orders for safety stock of all Materials required for a particular quantity of Products or specific Material with longer than desirable lead times or a combination of the two.  In any case, Paramit will provide Customer with an analysis of cost to Customer and effect on lead time of the Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)                                 Paramit acknowledges Customer’s changes in Product design or testing may require incorporating additional changes during the manufacturing process that will cause unanticipated delays and push out the original agreed ship dates.  Progress payment will provide timeline flexibility to Customer for making such design and or test enhancements and at the same time facilitates Paramit to recover its expenditure on resources and materials.  For any such delays by Customer, its subsidiaries or agents, Customer will agree to make a partial payment of [***] of Product price for the affected quantities.  Customer will pay partial payment invoices:  (i) net 30, if invoicing will be done within the PO due date or (ii) in 5 business days, if invoicing will be done past the original 30 payment due date.  Upon all the necessary Product changes are completed and Customer is ready to receive the Product, Paramit will invoice Customer for the balance of payment upon shipment of the Product.

10.                               CONFIDENTIAL INFORMATION.

If a Party (the “Disclosing Party”) provides, directly or through a third party, proprietary or confidential information to the other Party (the “Receiving Party”), the Receiving Party will hold the information of the Disclosing Party in confidence with the same care as it treats its own  proprietary or confidential information of a similar nature (but with no less than a reasonable degree of care), and the Receiving Party will take commercially reasonable precautions to prevent unauthorized disclosure, including requiring written nondisclosure agreements of its employees and limiting access to the information to those employees with a need to know the information.  The Disclosing Party shall identify its proprietary or confidential information as such, except where information should be reasonably understood by persons familiar with the industry to be of a proprietary of confidential nature.  Paramit will use proprietary or confidential information of Customer solely for the production and supply of Product to Customer.  This paragraph does not apply to information of Disclosing Party that the Disclosing Party agrees may be released or to information or Disclosing Party that is published by Disclosing Party or others having the right to do so, or to information of Disclosing Party that is or becomes generally known to the public or within an industry through no fault of the Receiving Party, or to information that the Receiving Party can show was known by the Receiving Party at the time of receipt, is independently developed by the Receiving Party by persons who had no access to customer proprietary or confidential information, or is provided to the Receiving Party by a third party who has a right to provide such information.  The Receiving Party is permitted to comply with a legal obligation that requires the Receiving Party to disclose proprietary or confidential information of the Disclosing Party, provided that the Receiving Party shall notify Disclosing promptly of the legal obligation, and will reasonably cooperate with any effort of the Disclosing Party to limit or obtain confidential treatment of such disclosure.

Customer shall take commercially reasonable precautions to prevent disclosure of any information pertaining to Paramit’s Intellectual Property (IP) and proprietary information, which is defined as any proprietary information, knowledge and know how that is conceived, created, written, put to practice, designed and developed by Paramit and, constructed through hardware

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

and software, including data collection, extraction, manipulation, compilation, presentation and reporting tools; know how such as automated, computerized, audio-visual instruction, assembly, verification and validation develop in connection with manufacturing, such as “vpoke’’ and “Spotlight”.

11.                               INSURANCE.

Paramit agrees to maintain in effect the following types of insurance while manufacturing the product and while in possession of product inventory:

(a)                                 Commercial general liability insurance with policy limits of [***] for each occurrence and [***] in the aggregate.

(b)                                 Automobile liability with policy limits of [***] for combined single limit.

(c)                                  Workers’ compensation insurance as required by law.  Paramit will provide evidence of insurance on request.

12.                               PAYMENT TERMS.

(a)                                 Payment terms are net 30.  The Product Price is FOB (Incoterms 2010) Paramit’s shipping dock (net of sales and use taxes, if any).  All prices are in U.S. Dollars.  Paramit will submit invoices to Customer upon shipment of the Product.  Each invoice will, at a minimum, refer to Customer’s purchase order number, part number, unit price, and total price.  If Customer does not object to an invoice within 30 days from the date of the invoice, it is deemed correct.  Customer will pay Paramit in full no later than 30 days from the date of Paramit’s invoice to Customer.  If any sales or use tax applies to the sale or other disposition of product or materials or inventory, Customer will pay the tax.

(b)                                 Customer agrees to provide financial information that includes [***], upon request.  This information will not be requested more frequently that once a month.

(c)                                  If Customer does not wish to take delivery of product, and if Paramit agrees, in its sole discretion, to bill and hold product in its possession, Paramit will transfer the Product to an area on Paramit’s premises that is segregated from Paramit’s manufacturing inventory.  Upon such transfer, Customer will be liable to pay for the Product as though it were delivered to Customer.  Paramit will store the product for a period not to exceed 90 days from the date the Product would otherwise have been shipped.  All risk of loss to such product will be borne by Customer.  Customer will sign an acknowledgment in a form requested by Paramit that title to the product passes to Customer, risk of loss to the product passes to Customer, and Customer is liable for the purchase price notwithstanding that delivery has not been made to Customer’s location.  Product in Paramit possession under the terms of this Section will not be pledged or encumbered in any way.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)                                 If Customer fails to pay an invoice within 30 days after payment is first due, Paramit may suspend work on the Product for which payment is overdue.  If Customer fails to pay an invoice within 60 days after payment is first due, Paramit may suspend work on all contracts with Customer and Customer shall be in breach of this Agreement.  Any sum owing to Paramit by Customer will bear interest at the rate of 1% per month, compound monthly, from the date due until paid.

(e)                                  In the event of Customer’s material breach, Paramit is entitled to all remedies allowed by this Agreement or by law.  Among other things, Paramit may cancel all further obligations to Customer to manufacture or sell the Product or to provide services.

13.                               ENGINEERING CHANGE ORDER (ECO) MANAGEMENT

To eliminate potential ambiguity, facilitating clear and effective management of changes to the Product, for any change in the Customer Specifications, Paramit and Customer agree to the following steps:

(1)                                 Customer provides complete engineering ECO package for the proposed change to Paramit.

(2)                                 Paramit will review Materials on order, on hand, Inventory, shipment schedules and provide impact analysis to Customer, which will also include any required Inventory rework charges.

(3)                                 Customer may accept the outcome of ECO impact analysis in writing or ask for a revision and thereafter may accept the revised ECO impact analysis in writing or withdraw the change proposal, prior to ECO implementation.

(4)                                 Upon receipt of written approval of the impact analysis from Customer, Paramit will proceed with ECO implementation.

(5)                                 Customer will provide updated Product purchase order(s), reflecting new revision within 2 business days of providing written approval for ECO implementation to Paramit.

Customer will issue PO for obsoleted components and required rework of existing inventory within a week of providing written approval for ECO implementation to Paramit.

14.                               GRANT OF MANUFACTURING RIGHTS.

(a)                                 The grant of rights in this section only applies to the manufacture, use, and sale of Product for which the Customer has submitted a purchase order that has been accepted by Paramit.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)                                 If the Product, or any part thereof, is claimed by one or more patent(s) owned or controlled by Customer, Customer grants Paramit the limited right under such patent(s) to make, any Product ordered by Customer, only to the extent necessary for Paramit to perform its obligations to manufacture such Product under this Agreement.  If the Product, or any part thereof, is protected by copyright held by Customer, Customer grants Paramit the limited, nonexclusive right under such copyright to reproduce the copyrighted work, to prepare derivative copies based on the copyrighted work, to distribute copies of the copyrighted work, and to perform or display the copyrighted work only to the extent necessary for Paramit to manufacture such Product ordered by Customer under this Agreement and to sell such Product to Customer.  If the Product or any part thereof, is protected by trademark, trade secret, or other intellectual property rights, Customer grants Paramit the limited, nonexclusive right under such intellectual property right to make, the Product using such intellectual property rights only to the extent necessary for Paramit to manufacture such Product under this Agreement and to sell such Product to Customer.  The grant of manufacturing rights will also extend to the right of Paramit to procure Materials of the Product that Paramit should order through sub-tier vendors, such as FAB, cable assemblies, sheet metals, plastics or other required custom Materials.

(c)                                  Customer represents and warrants that Customer has the right, power, and authority to grant such rights to Paramit.

15.                               LIMITATION OF LIABILITY.

In no event, whether as a result of breach of contract, breach of warranty, tort (including active or passive negligence), strict liability, Product liability, or otherwise, shall either Party be liable to the other Party for any consequential or punitive damages of any kind, including loss of profits, loss of use, or interruption of business, whether or not such Party was advised of the possibility of such damages.  Except for Customer’s obligation to indemnify Paramit under Section 16, in no event shall either Party’s liability to the other Party, its successors or assigns under this Agreement exceed [***].  The statute of limitations for an action by Customer for breach of Warranty or for other claim with respect to Product is shortened to two years from the date of shipment of the Product (i.e., an action must be filed before the second anniversary of the date of shipment).

16.                               INDEMNIFICATION.

Customer agrees to defend and indemnify Paramit and its employees against any liability (including attorney’s fees, interest, and penalties), and to hold Paramit and its employees harmless against any loss or expense (including attorney’s fees, interest, and penalties), arising out of a claim of a third party that is based on any alleged defect in, or infringement of a third party’s intellectual property resulting from the Customer’s Specifications.  The foregoing indemnification obligation applies to, among other things, any claim that the Customer’s Specifications of the Product infringes a patent, copyright, trade secret, trademark, maskwork, or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

other intellectual property right of a third party, any claim that the manufacture, shipment, or use of the Product pursuant to the Customer’s Specifications and any claim that the Product, as a result of the Customer Specification, is unsafe or unreasonably dangerous or negligently caused personal injury or property  damage.

Paramit agrees to defend and indemnify Customer and its employees against any liability (including attorney’s fees, interest, and penalties), and to hold Customer and its employees harmless against any loss or expense (including attorney’s fees, interest, and penalties), arising out of a claim of a third party that (a) is based on Paramit’s manufacturing of the Product (except to the extent Paramit is indemnified by Customer under the terms of the preceding paragraph); or (b) any claim that Paramit’s manufacturing methods infringe a patent, copyright, trade secret, trademark, maskwork, or other intellectual property right of a third party.

Each Party agrees to give the other Party prompt written notice of any claims made for which the other Party might be liable under this Article 16.  The indemnifying Party shall have the opportunity to defend, negotiate, and settle such claims; provided, however, that the indemnified Party shall be entitled to participate in the defense of such matter and to employ at its expense counsel to assist therein.  The Party seeking indemnification shall provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party.  Neither Party shall be bound in any way by any settlement of a claim or suit made without its prior written consent; provided, however, that the indemnified Party shall not unreasonably withhold or delay such consent.

17.                               FORCE MAJEURE.

A Party to this Agreement is excused from liability for non-performance or for delay in performance if such non-performance or delay is caused by a force beyond the reasonable control of the Party and if such Party is unable to overcome the effect of the force on non-performance or delay by the exercise of due diligence at reasonable cost.  Such a force includes acts of God (including floods, tornadoes, windstorms, lightning, epidemics, earthquakes, and landslides), fires or explosions (whether or not caused by negligence of an employee of a Party), strikes affecting the Party or labor disputes affecting third Parties (such as suppliers or freight companies), acts of war, terrorist acts, insurrection or civil disturbance, and governmental acts (such as seizures, quarantines, or embargoes).  The foregoing applies whether the force affects a Party to this Agreement or a third party (such as a supplier or freight carrier).  Financial inability of a Party to perform, no matter what the cause of such inability, is not excused by this paragraph.  A Party claiming excuse under this paragraph shall promptly notify the other Party of the force causing non-performance or delay and the probable duration.

A Party affected by an event of force majeure shall use its commercially reasonable efforts to remedy such event and the effects thereof with all reasonable dispatch; provided, however, that

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

this Article 17 shall not require that the affected Party to settle a strike or labor controversy by acceding to the demands of the opposing Party or Parties.

18.                               TERM AND TERMINATION

(a)                                 This Agreement shall take effect as of the Effective Date and, unless earlier terminated pursuant to this Article 18, shall expire on the 3rd anniversary thereof, subject to automatic one (1) year term extensions.  Either party can terminate this Agreement for convenience at any time, upon written notice to the other Party at least nine (9) months prior to the expiration of the then current term.

(b)                                 Customer shall have the right, to terminate this Agreement:  upon three (3) months written notice to Paramit upon the occurrence of any of the following:

(i)                                     the failure of Paramit to obtain or maintain any governmental licenses, registrations, or approvals required in connection with the manufacturing of the Product; or

(ii)                                  the attempted assignment or delegation by Paramit of any of its rights or obligations hereunder without the prior consent of Customer pursuant to this Agreement.

(c)                                  Paramit shall have the right, at its sole discretion, to terminate this Agreement upon 30 days written notice to Customer upon the material breach of this Agreement through a failure of Customer to pay any invoice when due as provided in Section 12.

(d)                                 Either Party hereto shall have the right to terminate this Agreement by written notice to the other party hereto, upon the occurrence of any of the following:

(i)                                     the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes as assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for sixty (60) days); or

(ii)                                  the other Party fails to cure a material breach, within sixty (60) days after receiving written notice from the non-breaching Party.

(e)                                  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior of such expiration or termination.  The rights and obligations of the Parties under Sections 4, 5, 6, 7, 10, 15, 16 and 19 shall survive expiration or termination of this Agreement.

(f)                                   Upon the expiration or termination of this Agreement, each Party shall promptly return to the other all proprietary or confidential information that it has received pursuant to this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement.  Customer must purchase from Paramit any Excess Materials and Excess Inventory of the Product held by Paramit as of the date of such termination or expiration as provided in Section 6 and 7.

(g)                                  Upon termination by Customer under Section 18(b) or 18(d), Paramit will provide to the Customer the most current Customer Specifications at no cost.  Upon Customer’s request, Paramit will provide Paramit created manufacturing instructions for the Product for a reasonable fee.  Paramit will reasonably assist with the transfer of the Product manufacturing capabilities by providing engineering, supplier and other support as requested, which will be reasonably invoiced on an hourly basis to Customer in a manner consistent with other Paramit paid engineering and supplier efforts.  This service precludes any interaction with another contract manufacturing company.

(h)                                 Prior to expiration or termination of this Agreement, Customer shall have the right to place orders for, and Paramit will accept such orders and continue to supply pursuant to the terms of this Agreement, Product for delivery in the nine months following expiration or termination.

19.                               MISCELLANEOUS

(a)                                 This Agreement, including any exhibits to this Agreement along with the Particular Purchase Order Terms set forth in a purchase order accepted by Paramit, constitutes the final and complete expression of the Agreement of the Parties with respect to its subject matter.  There are no promises, restrictions, representations, warranties, arrangements, or understandings between the Parties other than those expressly set forth in this Agreement.  This Agreement supersedes all terms on any purchase order for the Product in effect as of the Effective Date except the Particular Purchase Order Terms.  This Agreement supersedes any prior negotiations, understandings, quotations, or agreements, whether written or oral, between the Parties with respect to its subject matter and may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

(b)                                 This Agreement may be amended only by a writing signed by the Parties to this Agreement.

(c)                                  There are no conditions to the effectiveness of this Agreement that are not expressed on the face of this Agreement.

(d)                                 The Parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law, and that neither Party has relied on the other Party with regard to such matters.  This Agreement shall be construed as a whole, according to its fair meaning, and without consideration as to which Party drafted this Agreement or any part of it.  California Civil Code §1654 shall not be applied to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

construe this Agreement, and in the event of a dispute, no provision of this Agreement shall be construed in favor of or against any Party by reason of such Party’s contribution to the drafting of this Agreement.

(e)                                  Unless this Agreement expressly provides otherwise, a reference in this Agreement to “days” is a reference to calendar days and a reference in this Agreement to a number of days is a reference to that number of consecutive calendar days.  A “business day” is any day that is not a Saturday, Sunday, or other optional bank holiday, listed in California Civil Code §7.1 except Good Friday.  If the time for any act to be performed under this Agreement falls on a day that is not a business day, the time for performing such act is extended to 5:00 P.M.  of the first day following such time that is a business day.

(f)                                   This Agreement shall be governed by, and construed in accordance with, California law applicable to transactions taking place entirely within and affecting solely California residents whether or not any Party to this Agreement is not a California resident.  AA

(g)                                  The Parties may execute this Agreement by signing one copy of this Agreement or by signing duplicate copies of this Agreement, and in the latter case, all of the signed copies will collectively constitute one and the same Agreement, and each signed copy will be deemed an original.  The Parties may execute this Agreement by one or more Parties signing one counterpart of this Agreement and one or more Parties signing one or more other counterparts of this Agreement, and the signed counterparts will collectively constitute one and the same Agreement, and each signed counterpart will be deemed an original.  Delivery by a Party of the signature page to a counterpart of this Agreement that has been signed by the Party is the same as the Party’s delivery of a signed counterpart of this Agreement.  In proving this Agreement when it has been executed in counterparts, a Party must prove only that the Party to be charged has signed a counterpart of the Agreement.  Delivery by facsimile transmission or by electronic transmission of an image of a signed counterpart of this Agreement or an image of a signed signature page to this Agreement is the same as delivery by hand of an identical document bearing an original ink signature.

(h)                                 The captions of the sections and other headings contained in this Agreement are for convenient reference only, and the words contained in such captions or headings do not control or affect the meaning of the provisions that follow.

(i)                                     A waiver of any term or condition of this Agreement in one or more instances shall not be construed as a general waiver by the Party waiving the condition, who shall be free to insist on future compliance with such term or condition.  A waiver of any provision of this Agreement must be in writing and signed by the Party to be charged with the waiver.

(j)                                    Nothing in this Agreement constitutes a partnership or joint venture between the Parties hereto or constitutes any Party the agent or employee of the other Party for any purpose

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

whatsoever.  Neither Party has authority to contract in the name of the other or otherwise to act to bind the other for any purpose.

(k)                                 Except as this Agreement may expressly provide otherwise, there are no third Party beneficiaries of this Agreement.  The Parties to this Agreement may freely modify or rescind this Agreement by an Agreement signed by both Parties without consent from any other person and without regard to the effect on any other Party.

(l)                                     In the event of any litigation (including arbitration, as provided below) by the Parties to this Agreement concerning this Agreement or transactions under this Agreement, the prevailing Party shall be awarded all costs of litigation, including attorney’s fees and charges for the preparation and trial of the action and for any appeals, expert witness fees, trial and appellate court costs, and deposition and trial transcript expense.

(m)                             After first production of Product is shipped to Customer, if Paramit efforts lead to cost reductions for the Product, Paramit and Customer will [***] for Product purchased in the first year after the implementation date of the change leading to the cost reduction.  Customer will receive [***] of the savings thereafter.  If cost savings result from Customer efforts, such as BOM or design changes, Customer will be entitled to [***] of the resulting savings, after depletion of inventory purchased at higher price or (ii) Customer has paid Paramit for such cost difference.

(n)                                 Neither Party or their agents shall directly or indirectly, solicit, or approach the other Party’s personnel for recruitment, unless he/she had no longer been working for the Party for 6 consecutive months; provided that either Party may solicit for employment an employee or former employee of the other Party by means of a general public solicitation (through public advertisement or other means) of similarly qualified employees.

(o)                                 All notices or other communications which are required or permitted hereunder shall be in writing and delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Customer, to:

Quanterix, Inc.

113 Hartwell Avenue

Lexington, MA 02421

Attention:  Chief Financial Officer

If to Paramit, to PM and CFO:

Paramit Corporation

18735 Madrone Parkway

Morgan Hill, CA 95037

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such communication shall be deemed to have been given:  (i) when delivered, if personally delivered on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail.  It is understood and agreed that this Section 19(0) is not intended to govern the day-to-day business communications necessary between the parties in performing their duties, in due course, under the terms of this Agreement.

(p)                                 Without the prior written consent of the other Party hereto, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to an affiliate, to the purchaser of all or substantially all of its assets related to the Product or the business, or to its successor entity or acquirer in the event of a merger, consolidation or change in control of either Party.  Any attempted assignment or delegation in violation of the preceding sentence shall be void.  All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of either Party.

(q)                                 Paramit shall document and maintain customer complaint process and a change control process as mutually agreed with Customer.

(r)                                    Paramit and Customer agree to regular business reviews nor more frequently than quarterly and no less frequently than annually.  Each party shall identify an executive sponsor for the relationship to which issues, if not resolved by the Parties’ program teams, can be escalated to for resolution.  If after thirty (30) days, the executive sponsors cannot resolve an issue, then the CEOs and/or CFOs of each company shall attempt to resolve the issue for an additional thirty (30) days.  If after this second thirty (30) day period the issue may be submitted to binding arbitration as described herein.

(s)                                   In the event of a dispute arising under this Agreement (a “Dispute”), a party shall provide the other party with written notice of the Dispute, and the parties agree to exercise commercially reasonable efforts to resolve the Dispute in good faith by promptly engaging in discussions through a designated executive officer of each party.  A Dispute that cannot be resolved within 30 days following the discussions contemplated by the preceding sentence will, upon written demand of either party, be resolved exclusively by final and binding arbitration.  Arbitration will be  conducted exclusively in San Francisco, California by the Judicial Arbitration and Mediation Service (“JAMS”) pursuant to the United States Arbitration Act, 9 U.S.C., § 1 et seq, and the Comprehensive Arbitration Rules and Procedures of JAMS then in effect before a panel of three arbitrators.  Each party shall bear its own expenses, and the two parties will share equally the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

fees of the arbitrators.  THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY.  Notwithstanding anything in this Agreement to the contrary, each party shall have the right, at its election, to seek injunctive or other equitable relief in any court of competent jurisdiction to enforce or obtain compliance with any provision of this Agreement without first submitting such matter to arbitration.  All rights and remedies hereunder shall be cumulative, may be exercised singularly or concurrently and, unless otherwise stated herein, shall not be deemed exclusive.

(t)                                    Customer shall identify any hazardous materials on their BOMs or inform Paramit of such items, so that Paramit can take necessary measures to ensure the safety of personnel that will come in contact with such materials.  Hazardous materials are materials that are radioactive, flammable, explosive, corrosive, oxidizing, asphyxiating, bio-hazardous, toxic, pathogenic, reagent, or allergenic as it pertains to state and local regulations, referencing CFR49 172.101 and CFR49 171.8.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have signed and delivered the foregoing manufacturing service agreement between Paramit and Customer.

Paramit Corporation	Quanterix, Inc.

Rick Kent	/s/ Kevin Hrusovsky
(print name of signatory)	(print name of signatory)

Chief Financial Officer	Chairman & CEO
(title of signatory)	(title of signatory)

/s/ Rick Kent	/s/ Kevin Hrusovsky
(signature)	(signature)

11/23/16	11/28/16
(date)	(date)

Exhibits

Exhibit A — REPAIR / UPGRADE TERMS AND CONDITIONS

Exhibits B — Pricing and Pricing Models for Product, FRU’s and Spare Components (based on pricing spreadsheets from Paramit)

Paramit-Quanterix Manufacturing Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

REPAIR/ UPGRADE TERMS AND CONDITIONS

1.                                      Customer will request RMA number via email or phone prior to sending any Products to Paramit.

2.                                      Customer will provide Product part number, revision and detailed return reason of nonconformance or defect for each unit using a document and format mutually agreed to by the Parties.  Customer shall obtain a return material authorization (RMA) number from Paramit, properly pack the Product for shipping, display the RMA number on the shipping container, and ship the nonconforming or defective product to Paramit, which Customer may do freight collect.

3.                                      Paramit will issue RMA number same day via email if request is received prior to 2:00 PST; requests after 2:00 PST will be processed the next business day.

4.                                      Warranty / Out of Warranty

(a)                                 If Product is returned due to manufacturing process defects or workmanship within 12 months of date of shipment, Product will be repaired at no charge.

(b)                                 If Product is returned for repair due to defective part that has no pass-through warranty from its manufacturer, Customer will be charged for the replacement part and associated labor.  Paramit will buy parts per availability & lead time.

(c)                                  If Product is returned for repair after expiration of warranty date, Customer will be charges for parts and labor.

(d)                                 If a Product is returned to Paramit and is processed/ tested but no problem found (NPF), Customer will be charged for processing & testing.

(e)                                  For non-warranty repair, Customer will issue PO at $0

i.                                          Paramit will first try to validate failure; then, debug up to 2 hours; any additional work beyond 2 hours will require Customer’s approval.

ii.                                       Paramit will provide estimated quote prior to repair

iii.                                    After repair is performed, Paramit will provide final repair charges

iv.                                   Customer will update $0 PO per final repair/ upgrade charges prior to shipment.

5.                                      Product upgrades

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a)                                 Customer will provide Acceptable Ship List (ASL).  The ASL will clearly indicate allowable revision of Product to ship.

(b)                                 For returned Product that are at earlier revision, Paramit will contact Customer for written approval to upgrade to the most current revision if no specific direction is provided by the Customer.  For upgrade instructions, there are two options:

i.                                          Customer will provide written upgrade instructions.

ii.                                       Upon Customer’s written request, Paramit can create upgrade instruction at a rate of [***], as a onetime NRE charge but will require Customer to provide copies of all necessary ECO’s not already in Paramit’s possession.

Once such instruction is created, it can be used for all subsequent incoming Products that are at that particular earlier revision.

6.                                      For cosmetics, Paramit will inspect and assess condition of the Product based on either cosmetic specifications in Customer’s Specifications or IPC standard if Customer’s Specification does not address cosmetics.  Paramit’s manufacturing engineer will review and create required documents for cosmetic repair.

7.                                      For volumes greater than [***] of Product, flat fee charges can be established for Products or FRUs that require the same tests and/or upgrades.

8.                                      For PCBAs, if the repair cost is estimated to be greater than [***] of the Price of the FRU, Paramit will contact Customer to obtain authorization prior to performing any additional work.  For systems, Paramit will seek Customer approval, if the repair cost is to exceed the mutually established cost threshold.

9.                                      Repair turnaround time is 15 business days from the day the Product is received, provided the required components are available at Paramit and Product does not exhibit multiple failure modes; otherwise, the component lead time will be added to the turnaround time.  Additional time may be needed to determine root cause and to repair the multiple failure modes.  In such event, Paramit will inform Customer of committed delivery date.

Repair and Upgrade Rates

Activity	Cost
Test / debug rate	[***]
Labor rate	[***] for PCBAs & [***] for Systems
Evaluation Fee	[***] per unit (min. charge; applies to out of warranty and NPF items)
Validate Failure	Test Time (actual hours) x [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Repair	Debug time (actual hours up to 2 hrs*) x [***] + cost of parts
Final Test	Test Time x [***]
Final Q/A	[***] for PCBAs & [***] for Systems (minimum Charge $25)
Standard turnaround time	15 business days, if parts are available at Paramit; otherwise, components lead time will be added to turnaround time

Expedite Charge
3 day turn	Add [***] to the labor charge
4 day turn	Add [***] to the labor charge
5 day turn	Add [***] to the labor charge

*Requires Customer authorization if more debug time is required.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B:  Pricing Methodology for Instruments; FRU’s and Spare Parts (*)

Annual Business Revenue		[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]

(*) NOTES:

(1)                                 This table provides the actual overhead percentage to be applied at various Annual Business Revenues as shown in the table above.  The balance of the table is for reference only.  Actual Product Price will be determined by the above formulae based on [***].  The same model will apply to Product, FRU and spare parts.

(2)                                 The formula used for calculation of the Overhead and Profit %age is the following:  [***].

(3)                                 Current labor rates for Mechanical Assembly is [***]; for Test and Calibration is [***] and for Manufacturing Engineering is [***].  Any hourly rate increase will be mutually agreed upon.

(4)                                 With mutual agreement, consignment can be used for a select few parts, where Paramit will directly manage these parts with the suppliers.  Instead of the Overhead and Profit percentage described in the table above, a [***] consignment management fee will be charged for each consigned part.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.